UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 5, 2012

CHELSEA THERAPEUTICS INTERNATIONAL, LTD.
(Exact name of registrant as specified in its charter)

Delaware	000-51462	20-3174202
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer ID Number)

3530 Toringdon Way, Suite 200, Charlotte, North Carolina 28277
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(704) 341-1516

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

Effective June 5, 2012, the Board of Directors of Chelsea Therapeutics International, Ltd. amended Section 5.2 of the 2004 Stock Plan to remove a sentence that could be interpreted as allowing repricing of options issued under the Plan. Section 5.2 of the 2004 Stock Plan now reads as follows:

5.2. Cancellation. To the extent that cash in lieu of shares of Common Stock is delivered upon the exercise of an SAR pursuant to Section 7.4, the Company shall be deemed, for purposes of applying the limitation on the number of shares, to have issued the greater of the number of shares of Common Stock which it was entitled to issue upon such exercise or on the exercise of any related option. In the event that a stock option or SAR granted hereunder expires or is terminated or canceled unexercised or unvested as to any shares of Common Stock, such shares may not be reissued under the Plan either pursuant to stock options, SARs or otherwise. In the event that shares of Common Stock are issued as restricted stock or pursuant to a stock award and thereafter are forfeited or reacquired by the Company pursuant to rights reserved upon issuance thereof, such forfeited and reacquired shares may not be reissued under the Plan, either as restricted stock, pursuant to stock awards or otherwise. Shares of Common Stock which are withheld to pay the exercise price of an option and/or any related withholding obligations shall not be available for issuance under the Plan.

The 2004 Stock Plan, as amended, will be filed as an exhibit to Chelsea’s Quarterly Report on Form 10-Q for the quarter ending June 30, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHELSEA THERAPEUTICS INTERNATIONAL, LTD.

Date: June 5, 2012	/s/ J. Nick Riehle
J. Nick Riehle, Chief Financial Officer